Form C

Cover Page

Name of issuer:

Strong Systems Incorporated, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: TX

Date of organization: 7/25/2013

Physical address of issuer:

2550 E Trinity Mills Pkwy
Carrollton TX 75006

Website of issuer:

http://www.kymstrong.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

75,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $75,000; interests will be sold in increments of $1.

Target offering amount:

$75,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

1/14/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$18,124.00	$29,015.00
Cash & Cash Equivalents:	$14,424.00	$27,215.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$4,109.00	$4,104.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	($1,900.00)	($1,800.00)
Net Income:	($12,791.00)	($12,785.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Strong Systems Incorporated, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
William Whitehead	Founder & CEO Company	Whitehead Business Solutions, LLC	2013
Kym Strong	CEO	Strong Systems	2013
Reginald Strong	Vice President	Strong Systems Solutions	2013
Pam Dewey, CPA	Independent Consultant	Pam Dewey, CPA	2013
Corwyn Davis, Esquire	Attorney	The Davis Law Group	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Kym Strong	President	2013
Reginald Strong	Vice President	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Kym Strong	100% of the ownership	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Marketing Risks: One of Strong Systems Solutions main priorities is finding the right distribution/marketing company to advertise to church's, Pastors and communities. The biggest cost will be distribution/marketing and if we do not raise enough capital, then it will be difficult to get the word out on Strong Systems Solutions.
>
> Growth Risks: As a high growth company, we may not
> be able to sustain the rapid growth we are currently experiencing as we scale.
> As a growing business, we need to be able to retain our current executives and
> attract additional talented professionals in order to continue to operate and
> grow our business.
>
> Government Risks: Government/ IRS changes to the current regulations or tax simplification could impact our operations and profitability.
>
> Competition Risks: QuickBooks currently has 90% of the
> church market even though their software was not designed for them. Risks may include, QuickBooks becoming compatible with churches and using our software as a template to keep their customer base.
>
> Inflation risk: Increases in the prices of goods and services and cost of living increases may reduce purchasing power. The risks with inflation is that these assets may not grow enough over the years to allow you to achieve your long-term financial goals.

Patent Risks: While it is highly unlikely, patent protection that we expect to secure may be limited or may not prevent another company from emulating our technology. If this were to occur, then a competitor may produce a similar software who may have more customer demands than Strong Systems Solutions.

Although most of our officers are full time, please note that our vice president Reginald Strong is not currently full time with the company. As such, it is likely
that the company will not make the same progress as it would if that were not
the case.

"Strong Systems Incorporated, LLC" is our official name.

Reginald Strong is a part-time officer.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$75,000**
Use of Proceeds:	We will use investment funds to complete the design of the accounting software as well as hire a good marketing and distribution company.

If we raise: **$500,000**

Use of Proceeds: If we raise $500,000 we will use the remaining funds after Kiwitech expenses to launch, market and distribute the software.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.

4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The Intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is . Each note will accrue interest at a rate of 14% (non-compounding, calculated on the basis of a 365-day year and the actual number of days elapsed) and the company will make interest payments to the investor annually, starting one year after [the closing date of the offering]. Each note will have the maturity date [specified in the note]. The company will pay the outstanding principal amount of each note and all unpaid accrued interest on the maturity date. The company may prepay principal and interest at any time.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

The form of the notes is provided in Appendix B, Investor Contracts. The form of the notes is Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the notes cannot be amended.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Preferred Stock

(list each class in order of preference):

Choose

Common Stock

Choose

Other

Choose

Class of Security	**Securities Reserved for Issuance upon Exercise or Conversion**
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the principle holder holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an principle holders' rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

The security is a promissory note and thus has no equity rights.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal unitholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal unitholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal unitholder(s) may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal unitholder(s) also may force the Company to prepay the promissory notes before their maturity date. The principal unitholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal unitholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal unitholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal unitholder(s) have the right to redeem their securities at any time. The principal unitholder(s) could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. The exit of the principal unitholder(s) may affect the value of the Company and/or its viability.

Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company.

Issuer Repurchase of Securities/Prepayment of Notes. The Company has the right to repay principal and interest on the promissory notes at any time prior to the maturity date. If the Company repays principal and interest on the notes early, Investor will receive fewer interest payments than expected at purchase.

A sale of the issuer or of assets of the issuer. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the management of the Company to manage the Company so as to maximize value for unitholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the management of the Company. If the management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and management of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

No liabilities.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

1. Overview. We are a startup accounting software company that helps religious organizations become or remain IRS compliant. We also will provide top of the line accounting functions that help organizations budget, forecast and general ledger accounting. There is also a banking function that directly communicates with any banking institution and centralizing bank/book functions to ensure accurate bookkeeping and financial statements. In conjunction our new business tablet called "Briefcase" will be used as a central communication of all financial and business needs. This device will also act as a dashboard to the Strong Systems Solutions software.

Currently our revenue from FY 2015 and FY 2016 is mainly derived from consulting fees from churches who are also committed to purchasing software once completed.

We currently have LOI's from over 10,000 churches which could lead to software subscriptions at $24 million.

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:
- If there were a trend against people buying or starting businesses, that could negatively affect our cashflow.

- If there were major tax reform, such reform could negatively affect our business (although it could be nearly a decade before such reform might impact the business).

With over 10,000 churches committed to purchasing software subscriptions, we hope to become the number one used software amongst religious organizations, ultimately replacing Quickbooks.

2. Liquidity
Our cash at the end of year 2016 decreased to $14,424 from prior year at $27,215 in 2015. However, our Deferred income tax benefit increased from $1,800 in 2015 to $3,700 in 2016. We do not have any liabilities. Our paid in capital is $40,000.

If we raise the minimum threshold of $75,000 that is enough to build a bare minimum software product ready for distribution. If we don't raise sufficient capital on Wefunder we have partnered with Jack Kaufman and Brian Adler at Dreamit Investments in New York help fill out the rest of the fundraising. There are no guarantees we will be able to find sufficient capital to make the business successful.

3. Historical Results of Operations
Our total revenue remains stable from the prior year to $4,109 in the year ended Sep 30, 2016. This trend is mainly due to the subscription model of our software, which we do see it will trend up once we have more customers.

Our overall direct costs of revenue remains stable at $16,900 in 2016 as well. Our income was $12,785 in 2015, and $12,791 in 2016.

We expect these numbers to remain consistent through 2017 as we build the software product. There is no guarantee our revenues will increase in the future.

4. Cash in Hand, Burn Rate, and Short/Mid Term Expenses
As of May 3, 2017, we have $24,195 cash in hand, our monthly burn rate is $3,000. We expect our short-term expenses are mainly operating expenses, around $18,000 in the next six months. Our mid-term expense, includes $20-40k for software development, and around $250k for marketing and distribution.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.kymstrong.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Strong Systems Promissory Note

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Corwyn Davis, Esquire
- Kym Strong
- Pam Dewey, CPA
- Reginald Strong
- William Whitehead

Appendix E: Supporting Documents

LLC_Operating_Agreement.pdf

Legal Primer

Free Contracts

Profile Guide

Launch Guide

Facebook

Instagram

Youtube

SF / Boston

INVEST IN STRONG SYSTEMS SOLUTIONS

Accounting Software for Religious Organizations that ensure IRS compliance

"We help keep religious organizations IRS compliant and ensure financial integrity in the form of offering a full accounting software system with banking and accounting functionality. Our software performs daily, monthly, quarterly or annual audits to ensure all financials are properly documented and accounted for. We consistently stay up to date with changes in IRS policies to ensure our customers are in compliance with all IRS laws.



Kym Strong
PRESIDENT, STRONG SYSTEMS SOLUTIONS


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INVEST

Loan Money

14.0% interest | **36** months

The promissory note accrues interest at 14% per year. The loan is paid back to investors in 12 even quarterly installments over 3 years.

INVESTOR PERKS

$250+	Free tickets to Kym Strong events benefitting the fight against Domestic Violence with Co-host, Emmy Award Actress, Kerry Washington
$500+	Receive a copy of all 3 books written by CEO, Kym Strong
$1,000+	Free VIP tickets to Kym Strong event, "Conversations With Kym" benefitting the fight against Domestic Violence with Co-host, Emmy Award Actress, Kerry Washington
$5,000+	The new "Briefcase" tablet designed for business people by SSS.

OUR AMBITION

Our ambition is to replace QuickBooks who currently has around 90% of the church market but who's software was not designed for religious organizations. We look to give our customers another option that is on the same or higher functionality as QuickBooks but was specifically formatted for their church. Within 5 years we would like to gain at least 50% of that market.

KEY FACTS

- Awarded the Above and Beyond Award at FedEx for being an "Innovator" and the best at streamlining processes. I was chosen for this award on a company wide scale.
- Awarded 2015 TrailBlazer of the Year by the Alpha Phi Alpha Organization for being a new small business owner.
- 3 time author, currently writing my 4th book on being a woman entrepreneur

DOCUMENTS

LLC_Operating_Agreement.pdf
Strong_Systems_Solutions_Proposal.pdf

STRONG Consultants
Accounting & Business Solutions

We Started with Strong Consultants

Finance consulting services for religious organizations, small businesses and non profit corporations in need of establishing or revamping their accounting department.

The daughter of a pastor, Strong saw the immediate need of these organizations that could not afford accounting/finance training and decided to give her God given talents and experiences in corporate America to bring back a level of financial integrity to the church and community. Strong Consultants motto is to "run your accounting department like a corporation, but run your church like a church" Strong believes these should be two separate entities and should be handled as such.

Now, We're Turning Our Skills into Software

Strong Systems Solutions (S3) will provide the same robust service as our consulting business in the form of easy-to-use software.



The S3 software will provide religious organizations a user-friendly software packaged to ensures IRS compliance, banking capabilities and full accounting & reporting functionality.

S3 will help ensure our customers finance departments operate at the highest level of financial integrity as well as ready them for any IRS or other audits by ensuring constant compliance as an organization.

Strong Systems Solutions will ensure...

- IRS Compliance

- Banking/Processing Capabilities

- Full Accounting & Reporting Efficiencies

Take a Closer Look at Strong Systems Solutions

Click to enlarge screenshots.













About Kym Strong, Founder & President



Kym Strong found her calling as a high school senior when she was short one elective and the only class available was accounting.

Strong has been a senior accounting manager at McKesson Corporation, a Fortune 500 healthcare services company located in Carrollton, Texas. At McKesson she managed the accounting department and oversaw a billion dollar budget. It is clear that her focus, ambition and pragmatic nature has propelled her steady career. Strong moved from junior staff accountant at Chicago Title Insurance Company to increasingly senior roles, including operations accounting manager at FedEx another Fortune 500 company. In 2012 she received the Above and Beyond Award out of all FedEx which recognized her leadership and implementation of new and improved processes. She was deemed as a forward thinker and innovator.

Strong is also a three time author, currently writing her fourth book on being a woman entrepreneur.

FOUNDER



Kym Strong

President

Former Senior Accounting Manager at McKesson Corp and Operations Accounting Manager at FedEx. Three time author.

DETAILS

What is Strong Systems offering, and what is different about it?

– COLLAPSE ALL

We're providing accounting software which will provide religious organizations a user-friendly software packaged to ensure IRS compliance, banking capabilities, and full accounting and reporting functionality.

There are quite a few church accounting softwares out there, but they're more bookkeeping. They don't focus on, as far as business development of their churches like budget forecasts, all the financial statements. Also, there aren't any softwares that keep the churches IRS compliant. I think that separates this software from the rest.

When did you get the idea for this software?

Well, my father's a pastor and he's actually a retired executive vice president of finance at Raytheon, so he has a finance background as well, but he asked me to come in and basically help him revamp his accounting department. There were some issues, and honestly, I didn't notice because I'm a corporate person so segregation of duties sits very heavy with me. I don't think the person counting the money, the tithe and offerings, should be the person taking it to the bank; that's a conflict of interest right there. Family members shouldn't be the only ones over the finances because that's a conflict of interest. I try to prevent ways or find ways of preventing fraud.

He asked me to come in and basically revamp everything, develop policies and procedures for his department and all that stuff. The first thing I decided to do was find out what accounting system was out there. I wasn't knowledgeable of church accounting software at all, so I was like, "Let me Google some things." I looked and looked and looked and I'm like, "There's nothing out here." There's bookkeeping software and bookkeeping isn't the same thing. Bookkeeping you're just saying this person paid this much and that's it. You want an accounting system where you can do your financials, do your budgets for the year, your forecasts to make sure that your church is meeting it's budgets, not over spending and whatever else.

I found out that everyone used QuickBooks. I started calling all my dad's pastor friends and people that I knew, and, "We use QuickBooks." I'm like, "Really?" We bought QuickBooks and I downloaded it into the computer and I was just so disappointed at QuickBooks. I was like, "Wow, this is not efficient at all," and I'm an accountant, SAP, everything and so if I found it to be tedious. I'm sure people who don't have an accounting finance background found it even more tedious.

At that point I started to research the need for the church problems, the issues. I did a lot of research for different pastors. I had Q and A forms for them; what are the strengths and weaknesses of your finance department? What do you want to change and so forth. Then I started to work with them hand in hand. I started an organization called Strong Consultant where the churches could hire me as a consultant, and basically come in and revamp their accounting department. That experience led me to the software because I knew what was needed in churches.

I just decided okay, the biggest need, the Number One issue was IRS compliancy. I would say the second thing would be accounting, budgeting, forecasting, implementing that in those systems and into the church. This has been about four years in the making of me just thinking of how to create this software. I've been on many teams at work, different organizations of implementing software, doing upgrades to software and testing software systems. This is something that is very familiar to me. It just kind of started from there and I've been just implementing the desires of these pastors and leaders into this software, so they basically helped me build it just on what their desires are and where I am today.

What is unique about churches when it comes to accounting? ^

Religious organizations have to follow certain IRS policies, and what I've found is, a lot of pastors and leaders and administrators are not really knowledgeable in these policies, and because of it they found themselves in trouble as far as with the IRS. You have a lot of churches who are being fined heavily, audited and a lot of pastors and leaders who are going to prison, actually serving jail time.

Because of this, a lot of the pastors and leaders are looking for a way to actually make sure they are compliant at all times. This software, it will actually do that. QuickBooks does not provide that. QuickBooks really is focused more on non-profits, and churches are considered "tax exempt" but their policies, the IRS policies, are completely different from regular non-profits. It's a totally different publication with the IRS. They have a totally different publication from other non-profits, so QuickBooks is not for churches, so to say. It's really focused on non-profit businesses.

The sad thing is that QuickBooks is probably not sufficient to come out there for churches to use, so they're basically using the system that really wasn't designed for them and trying to make that work into what they have at their church. To me, if this market was correctly distributed, I think it would take the place of QuickBooks, and a lot of churches use QuickBooks. I'd say probably 85% of the market uses QuickBooks right now. I think it's a wide open opportunity for Strong Systems to come in and say, "Hey, we're actually designed for you." It will be a lot easier for them to actually use the system.

What sets you apart from QuickBooks? ^

QuickBooks is not web-based. I think in this day and time, web-based technology supersedes having the CD that you download to your computer. Having a web-based, live software is something that Strong Systems would offer. Also, policies are updated quite frequently through the IRS, so those policies can be automatically updated just like you update your operating system in your laptop or computer.

I think the web-based technology would be something different for these churches to use. I think it would be more efficient and it would be a cloud-based system, meaning you could store as much information and documentation as you need to on your cloud versus trying to use a CD that you download on the computer which has limited space. Also, QuickBooks doesn't offer any IRS information for the churches and I think that would be an important selling piece. We'll also help you get your 501c3 by walking you through the process. On top of that, we'll walk you through the process of applying for your EIN as a church. If you're a brand new church and you've purchased Soft Systems, it will walk you through the process of setting up your church, meaning all the business documentation that you need to have a church recognized by the IRS.

How do you plan to build this software?

I have a prototype that was created by a software engineer, and it just basically gives an idea of how I would envision it in my head. Of course, I would like it to be a little bit more techy as far as the design of it, but it really gives the idea of what I want it to look like. I don't think it will be that massive, because you can always emulate another accounting system. All the accounting systems are basically the same. I've used SAT, I've used PeopleSoft, I've used GreatPlains. They all function at the same level. They're maybe designed a little differently, so I think the accounting portion of the software's going to be very easy.

I believe that the banking portion will be very easy because of course, you already have online banking and all that stuff, and you kind of incorporate it into that. I think it will be very easy to do. The IRS piece, after speaking with my software engineer, I think will be the most tedious part of the software in that it'll be interfaced with the IRS. It will basically talk to the IRS. I'm not a software engineer so I don't really know the terminology, but from what I was told, even with the publications it can be kind of just interfaced into the software to make sure that all of the entries that are made are in compliance with the IRS. It's just a matter of us making sure that the policies are up to date every day and just interfacing it directly with the IRS.

Are you working with anyone to get this software built?

I have a team of accountants, and these are people that I know personally and have worked with in the past. One was a VP of accounting, one was a controller, another girl was a director, so these are people who are very knowledgeable in the industry of accounting. We walked through this step by step basically, and of course you never know until the software's built just what adjustments will need to be made. As far as on paper and with the prototype, I feel like we have a strong system, no pun intended, to put on the market.

I'm working with a company called KiwiTech. They're in New York and they've basically expressed 100% interest in building the software. It's just me getting the funding to get it done. They're 100% confident that they can get it done within three or four months after being funded, and so as I'm talking with them, I'm confident that this thing could be built. It sounds massive, but because of the policies that are already out there with the IRS, it's just a matter of making sure that the policies communicate with the software and make sure that the entries that are made are in compliance with those policies. I'm very confident that KiwiTech can handle this project and ensure that it's working properly. Of course, once it's marketed, it's probably going to have years of testing to make sure everything's working properly and we'll have some updates and they edit along the way, but I think KiwiTech can definitely do it.

What is your approach when it comes to design?

My goal is to make it user-friendly to anyone. I want to make it as simple as possible, and I want to use terminology that the everyday person uses. The plan is to not make it just for use by accountants, because accountants won't really be using it. It will be the church administrator. It will be the pastor or one of the members or someone who works in his accounting. I want to make it in simple terms for them to use it.

It will probably be web-based; maybe Window application. I don't know quite yet, but I really want something very savvy and techy. I think Apple's approach to everything is great. They engage their customers because they're so innovative and they're so technology-driven. I feel like if I can do something all along those lines, then people will want to use it and it won't be something that they dread. I think a lot of people dread even having the conversation of IRS when it comes to churches, so I want to make it something where they actually want to use it and it makes them feel confident that they know what they're doing.

What will you be doing with the money you raise, and what is your timeline?

I would like to raise $400k. That includes finishing software, it includes marketing distribution, it includes having a sales team, and that includes me to make a living as well, because I want to do this full time and actually be fully engaged with it.

I already have letters of intent for around 12,000 churches and from what KiwiTech is saying, it would take three to four months to build once I get funding. If we can do that with the next time frame and I say three months of testing ... I have probably like eight or nine churches who are committed to testing this software out to make sure it's working properly ... I would say within six to nine months we can put it out on the market.

To have a commitment of, even if you have 500 churches at an average subscription, monthly subscription of probably $200 a month, I mean you're looking at $100,000 a month. You know what I mean? I think 500 churches is very feasible for me, and I already have a whole denomination of a church who have committed to purchasing software once it's all ready to be put on the market.

The $400,000 will get it up and running, get it marketed, and get it distributed. If I need to get someone to endorse it as well, I believe it can really, at least for the first two years, get it funded and get it moving. That includes someone being available 24 hours a day to help the customers, the churches, if they have an issue with their software. It includes all that, sales team, it includes me, myself I would say for the first two years.

How do you plan to get the word out to churches about your product?

I definitely want to get a reputable pastor on board who has a good reputation as far as their business side of the church and their finances who would be willing to back our product with an endorsement. I think that would be a great approach. I have a couple people in mind. Also, going to Pastor's and Leadership Conferences throughout the year. They gather all the pastors and leaders of the churches together and basically have a conference. Being able to be a part of that and introducing Software System Solutions in that setting would definitely help.

You have people who have personal ministries as well. I think just hitting those markets alone and having a team who understands the church market is very vital. I have that team in place already so that's just my strategy, my beginning strategy as well.

What is the market size and earning potential?

After researching, I have found that, as a low ball number, there are approximately 550,000 churches in the United States. If we have the total market at an average monthly price of $350, that's $192 million per month and $2.3 billion annually. If you had 10% of that market, 55,000 churches, that's $19 million per month, $230 million annually. If I just had 1.1% of the market, that's $2.3 million annually. The market is open first of all because there's really no software that offers what Strong Systems is offering. Even at just 10% of the market, it's still likely to be just as substantial a profit for any investors to invest in because of the dire need for churches to be compliant.

Have you thought about what you will be charging for your product?

^

The average price will probably be between $200 and $250 per year. It will mainly depend on what the customer is looking for with features. This software will be customized to their needs. They may have an alternative system that they are using, or they may not want the banking piece...whatever it may be. It will definitely have a pricing tier based on the size of the congregation and based on what they want to include in the software.

Why are you so passionate about this market? ^

The Church of God in Christ is the second largest denomination in America. My great grandfather was actually one of the founding members of that church in Louisiana, so he started all the Churches of God in Christ in Louisiana. When he passed on, my grandfather took over so our history and roots in that church is very well respected and a lot of people respect who I am because of that. They are more proud of who I am based on where I'm going to help the church and so they're backing me 100%. With those 12,000 churches, that's almost, it's just a home run for me and then we have some association with some other denominations. UPC church, which has I think over 50,000 churches, is interested also. My husband is associated with that church; he's best friends with the presiding bishop's son so we've already talked to them. I think the market is open, and if I distribute and market it in a way as well, I think it will even fork from that.

What is your experience level, and why are you the one to lead this effort? ^

I've worked in corporate for about 15 years, and I've worked for three Fortune 500 companies. I've worked at the director and senior levels. I've been given many awards for my innovations, particularly at FedEx. There, i was given the Above and Beyond Award for the whole quarter out of the whole company. I was featured in the newsletter. I've been recognized for my work and for my account clean-up efforts and making sure those accounts are compliant with GAAP and all that, so my history with accounting is pretty substantial.

I've worked really hard in my corporate career, and I'm at a place now where I saw a need, an immediate need, and I jumped on it. I'm just hoping to receive some type of funding to make sure I can get this out here and get it done right. I don't want it to be done halfway. I want it to be done right and to be sure that these churches are compliant. It is a passion of mine to make sure that they are in compliance and that their churches are successful.

What do you think your biggest hurdle has been or will be? ^

I would say my biggest hurdle would be the marketing and distribution. I am so 100% confident in the system. I know it's needed. It's just getting it out there and having the money to get it out there and distributed and marketed and packaged in a way for churches to trust it. I have the backing of Church of God in Christ, but that's only 12,000 churches, so there's many other churches out there that I would need to actually build a relationship with. This is finances and a lot of pastors, people don't know, are very very protective over their finances. It's really surprising how protective they are about it, so building that trust with them to make sure that, "Hey, I'm here for you. We're trustworthy enough for you to trust our system to make sure that you are in compliance with the IRS, to make sure that the business decisions of your church are proper and ..." I would think that's our biggest hurdle.

Honestly, trust is another hurdle for me to overcome. Me being a woman who's doing something so massive, I think sometimes that surprises a lot of the pastors that I've come across and have these conversations with. It goes back to that trust factor again, trusting this person to actually handle "my finances at my church" because they're very protective of it, very protective. Honestly I think that will be the Number One thing that keeps me up at night about this software.

Why raise funds this way and not with more traditional fundraising methods? ^

If you want my honest opinion, it was advised to me to go this route. It would probably be the easiest way to get initial funding. I don't know if that's true or not, but I'm going to take that risk and find out. That's why I'm doing it. It was advised to me by an executive at Investments to go this route.

It will be great and exciting that all of these people, these investors, could potentially be the ones using the product, and they'll be owners. That could also turn into a great marketing tool.

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RISKS SPECIFIC TO STRONG SYSTEMS SOLUTIONS

1. Marketing Risks: One of Strong Systems Solutions main priorities is finding the right distribution/marketing company to advertise to church's, Pastors and communities. The biggest cost will be distribution/marketing and if we do not raise enough capital, then it will be difficult to get the word out on Strong Systems Solutions.

2. Growth Risks: As a high growth company, we may not be able to sustain the rapid growth we are currently experiencing as we scale.
As a growing business, we need to be able to retain our current executives and
attract additional talented professionals in... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Strong Systems Solutions is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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Corwyn Davis

Attorney at The Davis Law Group

The Davis Law Group, P.C. • Texas Southern University—Thurgood Marshall School of Law

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Kym Strong

President & CEO at Strong Systems Solutions

Strong Systems Solutions • University of North Texas

Beverly Hills, California • 0

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I have 15 plus years experience in accounting working for 4 Fortune 500 Companies. I also have international accounting experience in countries like Japan, England and Brazil. I have been recognized and given numerous awards for being innovative and solving accounting issues that were outstanding for a number of years. I am now CEO of Strong Systems Solutions, an accounting software for religious organizations that keep them IRS complaint as well as have banking and other accounting/reporting functions. See less

Experience

C.E.O.
Strong Systems Solutions
Jun 2013 – Present • 4 yrs 2 mos

Senior Accounting Manager
Universal Music Publishing Group
2015 – 2016 • 1 yr
Santa Monica, California

Directly responsible for start to finish preparation of management reports related to variances and analyses of actual results vs. budget and forecast. Independently develop supporting models.
• Review of general ledger activities and financial statements to verify accuracy and consistency with annual budget. Requires a thorough understanding of a variety of financial transactions and the ability to analyze transactions for proper accounting treatment.
• Manage the maintenance and updating Hyperion Financial Management models related to actual reporting and forecast / plan.
• Prepare portions of annual budget and periodic forecasts for the largest company in the Music Publishing Group.
• Assist in External and Internal audit request, including Sarbanes-Oxley.

Senior Accounting Manager
McKesson
2012 – 2015 • 3 yrs
Carrollton, TX

Responsible for overall client service strategy, daily activities and client relationship including interface with Specialty and USON (US Oncology) customers, as well as escalated issues from the Supplier Financial Services team and Specialty Finance and Accounting teams.
• Significant interactions with senior level management personnel and Business Partners.
• Directs finance and accounting process for Specialty Fee for Service and other manufacturer programs, including accounting accruals, reserves, and collections.
• Protects company assets and cash flow that exceeds $280 million annually.
• Liaison to Specialty Leadership team to include Controller, CFO, VP of Pricing and VP of Procurement.
• Manage processes and projects to ensure appropriate actions are being taken to preserve and improve working capital and to prevent and eliminate financial risk.
• Responsible for on-boarding new business into Supplier Financial Services.
• Manage business processes and control programs that ensure compliance with Sarbanes Oxley for McKesson Specialty/USON. Oversee SOX testing.
• Manage and develop a highly effective team of accountants to achieve an effective balance between production needs, departmental goals and quality assurance.
• Ensure financial and KPI's are met for the department.

Accounting Manager
FedEx Office
2008 – 2012 • 4 yrs
Plano, TX

Lead the monthly financial close activities, including preparing complex journal entries, analytical review of balance sheet and income statement accounts, and reviewing and posting staff journal entries.
• Perform quarterly and annual SEC and audit reporting including the planning, reviewing of reports and analysis prepared by team members, submitting management reports, and responding to management and auditors request.
• Review and sign off on SOX testing and balance sheet reconciliations; ensure that reconciling items, unusual transactions, and fluctuations are documents and resolved within policy guidelines and accounting guidance.
• Fixed Assets reconciliation and reclasses.
• Analyze and reconcile complex balance sheet accounts including high transaction volume accounts like, state sales and use tax.
• Lead the research, development and update of accounting procedures, policies, chart of accounts and internal controls for Operations Accounting Departments.
• Oversee the analytical review of income statements for Branches, Regional, Area and support centers offices. • Supervise four staff accountants.

Senior Accountant
Alcatel-Lucent Enterprise
2005 – 2008 • 3 yrs
Plano, TX

Prepared numerous schedules for the monthly and quarterly HFM reporting packages
• Researched and implemented IFRS, US GAAP and corporate accounting principles as needed
• Assisted in month end close process. Including the calculation and support for various corporate accruals and allocations, such as the annual incentive plan, and P&L variance analysis
• Accounting for financial and other intangible assets, including monthly updates of equity basis and mark to market investments and annual impairment analysis
• Preparing numerous schedules as part of the monthly forecasting process, including the calculation of various balance sheet accounts, items in corporate spending and all activity below operating profit
• Responsible for the integrity of the legal entity financial statements, including the review of legal documents to ensure acquisitions, mergers, and transfer pricing agreements are accounted for properly. Participate in merger discussions as needed
• Reviewed, recorded, and reported all foreign entities within the AUSA reporting unit.
• Acted as a corporate accounting's liaison with other organizations of the company.
• Ensured SOX controls relevant to financial assets, intangibles, post retirement benefits, and various corporate accruals are operating as documented
• Reconciled 60 balance sheet accounts
• Supplied ad hoc reports and support to management as requested

Education

University of North Texas
Bachelor's degree, Accounting and Finance
1996 – 2008

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Pam Dewey, CPA

Independent Consultant

Pam Dewey, CPA • The University of Texas at Austin

Dallas/Fort Worth Area • 273

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Finance professional with significant knowledge in accounting, forecasting, financial reporting, acquisitions, and system implementation. Experienced in all areas of finance, both domestically and in an international multi-currency environment. Extensive experience with financial due diligence, debt covenants, and reporting to internal and external parties. Viewed as a valued systems resource for JD Edwards and business intelligence tools such as Essbase. See less

Experience

Independent Consultant
Pam Dewey, CPA
Oct 2013 – Present • 3 yrs 10 mos

Corporate Financial Consulting & Forensic Accounting
* Implementation an internal management reporting system (Essbase) for a large global television network, in a multi-currency environment with a complex accounting structure and multiple legacy accounting systems
* Lead forensic accountant in a civil fraud case in the oil and gas industry
* Creation of a general ledger policies and procedures manual for a reality TV production company
* Assist in discussions for a legal entity re-structure
* Assist in administration of the Essbase reporting tool and preparation of external and internal financial reporting for a reality TV production company

Director, Finance
Mattel
Feb 2012 – Dec 2013 • 1 yr 11 mos
Allen, Texas

A Fortune 500 global toy company with over $6.4B in annual revenue.

Key Projects
* Led project to interface a subsidiary contract and revenue recognition system to Essbase
* Worked with taxation and legal departments to assist in the liquidation of identified legal entities

Integration and Transition
* Assisted in the integration and transition of HIT Entertainment onto Mattel's chart of accounts
* Documentation and process planning of transitioning HIT Entertainment to Oracle from JD Edwards

Senior Director, Finance
HIT Entertainment
Jul 2002 – Feb 2012 • 9 yrs 8 mos
Allen, Texas

A privately owned global licensing and distribution entertainment company with over $250 million in annual revenues. The company produces and distributes preschool intellectual property including Barney, Thomas & Friends, and Bob the Builder. The company operates in a variety of mediums, including content and digital distribution, licensing, television, and live events.

Sale of Company (HIT Entertainment was acquired by Mattel, Inc. on February 1, 2012)
* Key member of the financial due diligence team leading the sale process:
- Creation of the confidential information memorandum
- Management of the finance virtual data room, including confidential human resource documents
- Lead participant in financial due diligence meetings with all bidders and their advisory firms
- Led project with third party consultant to determine working capital position at close date

Systems Administration
* Implemented Essbase financial reporting tool
* Assisted in the design and system conversion to a new chart of accounts
* JD Edwards financial modules expert

Multi-currency and International considerations
* Analyze foreign exchange impacts on international business units
* Constant currency reporting
* Extensive work with inter-company considerations and impacts on the global business

FP&A and Financial Reporting
* Preparation and management of global budgeting and quarterly forecasting process
* Management of FP&A for all areas including profit and loss, balance sheet, and cash flow
* Creation of presentations for Board of Directors and banks in conjunction with debt covenants
* Maintenance of confidential salary model for reorganization, budgeting, cash flow, and headcount
* Work with external auditors and prepare consolidated annual reports
* Prepare statutory accounts for UK entities and file with Companies House

Former Titles:
* Director, Finance
* Senior Manager, Financial Planning & Analysis
* Manager, Financial Reporting and Budgeting

Staff Accountant
PwC
Jan 2001 – Jul 2002 • 1 yr 7 mos
Dallas, Texas

Performed audits for companies in the consumer products industry. Clients served were both large publicly held and middle market privately held companies.

Education

The University of Texas at Austin
Bachelor of Business Administration (BBA), Accounting
1996 – 2000

The University of Texas at Austin
Master of Professional Accounting (MPA)
1996 – 2000

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Financial Reporting · 31
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Forecasting · 23
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Endorsed by 3 of Pam's colleagues at Mattel, Inc.

Financial Analysis · 14
Endorsed by 2 of Pam's colleagues at Mattel, Inc.

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Reginald Strong

President/CEO at Strong Engineering & Electric Co.

Strong Engineering & Electrical Co. • Ivy Tech Community College

South Bend, Indiana • 8

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Experience

CEO/President

Strong Engineering & Electrical Co.

May 2011 – Present • 6 yrs 3 mos

South Bend, Indiana Area

Education

Ivy Tech Community College

Associate's degree, Electrical and Electronics Engineering

2000 – 2002

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Bill Whitehead

CEO, WBS | Whitehead Business Solutions, LLC

WBS | Whitehead Business Solutions, LLC • University of North Texas

Dallas/Fort Worth Area • 500+

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Specialties: General ledger monthly close processes and policies, SOX controls and compliance, accounting for leases, multi-location retail accounting and analysis, budgets and forecasting, federal credit union regulatory accounting and management, SEC reporting, corporate tax, real estate and partnership accounting See less

Experience

Founder & CEO
WBS | Whitehead Business Solutions, LLC
2015 – Present • 2 yrs
Dallas/Fort Worth Area

WBS services include accounting and bookkeeping, accounting for Non-profit organizations, Quicken and QuickBooks accounting system implementation, individual and corporate federal tax return preparation, franchise and property tax filing, LLC and Non-profit legal entity formation, and business plan modeling.

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WBS Whitehead Business Solutions
Taxes, Accounting, and Business Solutions

Welcome to WBS specializing in personal and small b...

Controller - eComm & Digital Marketing
PFSweb
2014 – 2015 • 1 yr

Controller
Ferrari Store
2012 – 2014 • 2 yrs
Dallas

Controller
QVL Pharmacy Holdings, Inc
2011 – 2013 • 2 yrs
Dallas/Fort Worth Area

Direct the accounting and finance functions, which include month end close, financial reporting, tax, cash management, A/P, A/R, and audit. Additionally, responsible for business contracts and services for IT, HR, legal counsel, risk management, and facility leases.

Sr Accounting Manager
FedEx Office
2004 – 2011 • 7 yrs

Sr. Accounting Mgr (2008-2011) - G/L monthly close processes and policies, SOX controls and compliance, team lead/mgr for 9 accountants responsible for P&L variance analysis and reporting for 1.8k FedEx Kinko's locations, budgets and forecasting, store mgr bonus incentive calculations and system intergration management, SAS 70 review and compliance, performance metrics, and project managment.

Accounting Mgr (2006-2008) - Team lead/mgr of 6 accountants for monthly close G/L accounting, accruals, amortizations, accounting policies, cost of sales analysis, vendor account rebates and commissions, inventory analysis, and balance sheet reconciliations.

Accounting Mgr Leased Eqmt (2004-2006) - Team lead/mgr of 23 accountants responsible for leased equipment accounting, accruals, SEC reporting for lease commitments, and G/L monthly close processes and procedures.

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Education

University of North Texas
Bachelor of Science, Accounting & Financial System Controls
Activities and Societies: Kappa Alpha Psi Fraternity, Inc.

Featured Skills & Endorsements

Financial Reporting · 66
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General Ledger · 60
Endorsed by Uchenna Onyekwelu, ACA, CPA and 2 others who are highly skilled at this
Endorsed by 5 of Bill's colleagues at QVL Pharmacy Holdings, Inc

Sarbanes-Oxley Act · 54
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